PIER PHARMACEUTICALS, INC.

(formerly SteadySleep Rx Co.)

(a development stage company)

FINANCIAL STATEMENTS

Six Months Ended June 30, 2012 and 2011, and

Period from June 25, 2007 (Inception) to June 30, 2012 (Cumulative)

PIER PHARMACEUTICALS, INC.

(formerly SteadySleep Rx Co.)

(a development stage company)

INDEX TO CONDENSED FINANCIAL STATEMENTS

Six Months Ended June 30, 2012 and 2011, and

Period from June 25, 2007 (Inception) to June 30, 2012 (Cumulative)

Page Number
Condensed Balance Sheets – June 30, 2012 (Unaudited) and December 31, 2011	3

Condensed Statements of Operations (Unaudited) – Six Months Ended June 30, 2012 and 2011, and Period from June 25, 2007 (Inception) to June 30, 2012 (Cumulative)	4

Condensed Statements of Stockholders’ Equity (Deficiency) (Unaudited) – June 25, 2007 (Inception) to June 30, 2012	5

Condensed Statements of Cash Flows (Unaudited) – Six Months Ended June 30, 2012 and 2011, and Period from June 25, 2007 (Inception) to June 30, 2012 (Cumulative)	6

Notes to Condensed Financial Statements (Unaudited) - Six Months Ended June 30, 2012 and 2011, and Period from June 25, 2007 (Inception) to June 30, 2012 (Cumulative)	8

2

PIER PHARMACEUTICALS, INC.

(formerly SteadySleep Rx Co.)

(a development stage company)

CONDENSED BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,783	$162,880
Prepaid expenses	1,396	5,789

Total current assets	28,179	168,669
Office equipment, net of accumulated depreciation of $3,280 and $2,589 at June 30, 2012 and December 31, 2011, respectively	3,636	4,328

Total assets	$31,815	$172,997

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$63,587	$16,504
Accrued merger costs	107,511	—
Convertible notes payable to related parties, including accrued interest of $56,850 and $38,995 at June 30, 2012 and December 31, 2011, respectively	456,850	438,995
Convertible note payable to unrelated party, including accrued interest of $56,850 and $38,995 at June 30, 2012 and December 31, 2011, respectively	456,850	438,995

Total current liabilities	1,084,798	894,494

Commitments and contingencies (Note 7)

Stockholders’ deficiency:
Series A convertible preferred stock, $0.001 par value; $2,092,677 and $2,028,808 liquidation preference at June 30, 2012 and December 31, 2011, respectively; shares authorized: 1,446,643; shares issued and outstanding: 1,252,198; common shares issuable upon conversion: 1,627,656 and 1,577,979 at June 30, 2012 and December 31, 2011, respectively	1,252	1,252
Common stock, $0.001 par value; shares authorized: 2,796,643; shares issued and outstanding: 850,000	850	850
Additional paid-in capital	1,649,692	1,644,798
Deficit accumulated during the development stage	(2,704,777)	(2,368,397)

Total stockholders’ deficiency	(1,052,983)	(721,497)

Total liabilities and stockholders’ deficiency	$31,815	$172,997

See accompanying notes to condensed financial statements.

3

PIER PHARMACEUTICALS, INC.

(formerly SteadySleep Rx Co.)

(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,		Period from June 25, 2007 (Inception) to June 30, 2012
	2012	2011	(Cumulative)

Revenues	$—	$—	$—

Operating expenses:
General and administrative, including $-0- and $784 to related parties for the six months ended June 30, 2012 and 2011, respectively, and $99,031 for the period from June 25, 2007 to June 30, 2012 (cumulative).	170,006	296,852	1,397,809
Research and development, including $13,053 and $-0- to related parties for the six months ended June 30, 2012 and 2011, respectively, and $581,011 for the period from June 25, 2007 to June 30, 2012 (cumulative).	23,214	137,480	1,024,119
Merger costs	107,511	—	107,511
Total operating expenses	300,731	434,332	2,529,439
Loss from operations	(300,731)	(434,332)	(2,529,439)
Interest income	61	503	8,697
Interest expense, including $17,855 and $16,486 to related parties for the six months ended June 30, 2012 and 2011, respectively, and $61,834 for the period from June 25, 2007 to June 30, 2012 (cumulative).	(35,710)	(32,973)	(123,669)
Amortization of deferred loan costs	—	(21,172)	(42,695)
Amortization of discount on notes payable, including $-0- and $4,382 to related parties for the six months ended June 30, 2012 and 2011, respectively, and $8,836 for the period from June 25, 2007 to June 30, 2012 (cumulative).	—	(8,763)	(17,671)
Net loss	$(336,380)	$(496,737)	$(2,704,777)

Net loss per common share – Basic and diluted	$(0.40)	$(0.61)

Weighted average common shares outstanding – Basic and diluted	850,000	850,000

See accompanying notes to condensed financial statements.

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PIER PHARMACEUTICALS, INC.

(formerly SteadySleep Rx Co.)

(a development stage company)

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

(Unaudited)

Period from June 25, 2007 (Inception) to June 30, 2012

	Series A Convertible Preferred Stock		Common Stock		Additional	Deficit Accumulated During the	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Paid-in Capital)	Development Stage	Equity (Deficiency)
Balance, June 25, 2007 (inception)	—	$—	—	$—	$—	$—	$—
Shares issued to founders	—	—	700,000	700	—	—	700
Shares issued in connection with acquisition of exclusive license agreement	—	—	100,000	100	—	—	100
Net loss	—	—	—	—	—	(107,185)	(107,185)

Balance, December 31, 2007	—	—	800,000	800	—	(107,185)	(106,385)
Shares issued in private placement, net of offering costs	1,252,198	1,252	—	—	1,554,477	—	1,555,729
Stock-based compensation expense	—	—	50,000	50	22,169	—	22,219
Net loss	—	—	—	—	—	(409,219)	(409,219)

Balance, December 31, 2008	1,252,198	1,252	850,000	850	1,576,646	(516,404)	1,062,344
Stock-based compensation expense	—	—	—	—	27,781	—	27,781
Net loss	—	—	—	—	—	(419,606)	(419,606)

Balance, December 31, 2009	1,252,198	1,252	850,000	850	1,604,427	(936,010)	670,519
Fair value of warrants issued in connection with convertible debt	—	—	—	—	17,671	—	17,671
Stock-based compensation expense	—	—	—	—	4,219	—	4,219
Net loss	—	—	—	—	—	(521,977)	(521,977)

Balance, December 31, 2010	1,252,198	1,252	850,000	850	1,626,317	(1,457,987)	170,432
Stock-based compensation expense	—	—	—	—	18,481	—	18,481
Net loss	—	—	—	—	—	(910,410)	(910,410)

Balance, December 31, 2011	1,252,198	1,252	850,000	850	1,644,798	(2,368,397)	(721,497)
Stock-based compensation expense	—	—	—	—	4,894	—	4,894
Net loss	—	—	—	—	—	(336,380)	(336,380)

Balance, June 30, 2012 (Unaudited)	1,252,198	$1,252	850,000	$850	$1,649,692	$(2,704,777)	$(1,052,983)

See accompanying notes to condensed financial statements.

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PIER PHARMACEUTICALS, INC.

(formerly SteadySleep Rx Co.)

(a development stage company)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,		Period from June 25, 2007 (Inception) to June 30, 2012
	2012	2011	(Cumulative)

Cash flows from operating activities:
Net loss	$(336,380)	$(496,737)	$(2,704,777)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	692	692	3,280
Stock-based compensation included in general and administrative expenses	4,288	9,880	72,208
Stock-based compensation included in research and development expenses	606	3,655	5,336
Non-cash research and development expenses	—	—	100
Amortization of discount on convertible notes payable	—	8,763	17,671
Amortization of costs related to debt financing	—	21,172	42,695
Changes in operating assets and liabilities:
(Increase) decrease in -
Prepaid expenses	4,393	8,401	(1,396)
Increase (decrease) in -
Accounts payable and accrued expenses	47,083	(29,598)	63,587
Accrued merger costs	107,511	—	107,511
Accrued interest payable	35,710	32,974	123,669
Net cash used in operating activities	(136,097)	(440,798)	(2,270,116)

Cash flows from investing activities:
Decrease in money market funds	—	251,682	—
Purchase of office equipment	—	—	(6,916)
Net cash provided by (used in) investing activities	—	251,682	(6,916)

Cash flows from financing activities:
Proceeds from sale of common stock to founders	—	—	700
Proceeds from issuance of preferred stock	—	—	1,405,000
Proceeds from issuance of convertible notes payable	—	—	995,000
Costs related to issuance of preferred stock	—	—	(54,240)
Costs related to issuance of convertible notes payable	—	—	(42,695)
Proceeds from common stock sold to consultant	—	—	50
Net cash provided by financing activities	—	—	2,303,815

(Continued)

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PIER PHARMACEUTICALS, INC.

(formerly SteadySleep Rx Co.)

(a development stage company)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(Continued)

	Six Months Ended June 30,		Period from June 25, 2007 (Inception) to June 30, 2012
	2012	2011	(Cumulative)

Cash and cash equivalents:
Net increase (decrease)	$(136,097)	$(189,116)	$26,783
Balance at beginning of period	162,880	716,383	—
Balance at end of period	$26,783	$527,267	$26,783

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$—	$—	$—
Income taxes	$—	$—	$—

Non-cash financing and investing activities:
Fair value of warrants issued in connection with convertible notes payable financing	$—	$17,671	$17,671
Principal and accrued interest on notes payable converted to preferred stock	$—	$—	$204,969

See accompanying notes to condensed financial statements.

7

PIER PHARMACEUTICALS, INC.

(formerly SteadySleep Rx Co.)

(a development stage company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

Six Months Ended June 30, 2012 and 2011, and

Period from June 25, 2007 (Inception) to June 30, 2012 (Cumulative)

1. Basis of Presentation

The condensed financial statements of Pier Pharmaceuticals, Inc. (the “Company”) at June 30, 2012, for the six months ended June 30, 2012 and 2011, and for the period from June 25, 2007 (inception) to June 30, 2012 (cumulative), are unaudited. In the opinion of management of the Company, all adjustments (including normal recurring adjustments) have been made that are necessary to present fairly the financial position of the Company as of June 30, 2012, the results of its operations for the six months ended June 30, 2012 and 2011, and for the period from June 25, 2007 (inception) to June 30, 2012 (cumulative), and its cash flows for the six months ended June 30, 2012 and 2011, and for the period from June 25, 2007 (inception) to June 30, 2012 (cumulative). Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full fiscal year. The condensed balance sheet at December 31, 2011 has been derived from the Company’s audited financial statements at such date.

2. Organization and Business Operations

Organization

On June 25, 2007, Pier Pharmaceuticals, Inc., a privately-held company (the “Company “), was incorporated in Delaware as SteadySleep Rx Co. On November 8, 2010, the Company amended its Certificate of Incorporation to change its name to Pier Pharmaceuticals, Inc. (“Pier”). The Company was formed as a clinical stage pharmaceutical company to develop a pharmacologic treatment for the respiratory disorder known as obstructive sleep apnea and has been engaged in research and early clinical development activities since formation.

The Company is considered a development stage company under current United States generally accepted accounting principles, as it has not yet commenced any revenue-generating operations, does not have any cash flows from operations, and is dependent on debt and equity funding to finance its operations.

Business

The Company was in its formative stage from June 25, 2007 through October 10, 2007, when it obtained the basis for its research and clinical development activities by entering into an Exclusive License Agreement, as amended (the “License Agreement”), with the University of Illinois on October 10, 2007. The License Agreement covered certain patents and patent applications in the United States and other countries claiming the use of certain compounds referred to as cannabinoids for the treatment of breathing-related sleep disorders (including sleep apnea), of which dronabinol is a specific example of one type of compound falling within this class. Dronabinol is a synthetic derivative of the naturally occurring substance in the cannabis plant, otherwise known as delta-9 THC. Dronabinol is currently approved by the U. S. Food and Drug Administration and is sold generically for use in refractory chemotherapy-induced nausea and vomiting, as well as for anorexia associated with weight loss in patients with AIDS. The Company’s business plan was to determine whether dronabinol administration to humans would significantly improve subjective and objective clinical measures in patients with obstructive sleep apnea. In addition, the Company intended to evaluate the feasibility and comparative efficacy of a proprietary formulation of dronabinol.

8

The License Agreement granted the Company, among other provisions, exclusive rights: (i) to practice certain patents and patent applications, as defined in the License Agreement, that were then held by the University of Illinois; (ii) to identify, develop, make, have made, import, export, lease, sell, have sold or offer for sale any related licensed products; and (iii) to grant sub-licenses of the rights granted in the License Agreement, subject to the provisions of the License Agreement. In exchange, the Company was required under the License Agreement to pay the University of Illinois a license fee, royalties, patent costs and certain milestone payments, as well as to issue 100,000 shares of the Company’s equity securities to the University of Illinois, which was done in 2007 as part of the formation and founding of the Company. Initial operating funds were obtained beginning in November 2007 through loans from related parties.

The License Agreement was terminated effective March 21, 2013 due to the Company’s failure to make a required payment (see Note 8).

On August 10, 2012, pursuant to an Agreement and Plan of Merger by and among Cortex Pharmaceuticals, Inc., a Delaware corporation (“Cortex”), Pier Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Cortex, and the Company, Merger Sub merged with and into the Company (the “Merger”) and the Company became a wholly-owned subsidiary of Cortex. Cortex is a publicly-traded company engaged in the discovery, development and commercialization of innovative pharmaceuticals for the treatment of neurological and psychiatric disorders (see Note 8).

Going Concern

The Company’s condensed financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring operating losses and negative operating cash flows since inception and expects to incur continuing operating losses and negative operating cash flows for the foreseeable future. As a result, management believes that there is substantial doubt about the Company’s ability to continue as a going concern.

The Company was under significant financial distress at June 30, 2012, had limited cash and working capital resources and no ongoing source of revenues, and had been unable to raise additional debt or equity capital to fund and maintain operations. As a result, the Company entered into the Merger transaction as described above and became a wholly-owned subsidiary of Cortex effective August 10, 2012 (see Note 8).

3. Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Cash Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company’s cash balances have periodically exceeded federally insured limits. The Company has limited its exposure to credit loss by investing its cash with financial institutions with high credit ratings. The Company has not experienced a loss in such accounts to date.

Office Equipment

Office equipment is recorded at cost. Depreciation expense is provided on a straight-line basis using estimated useful lives of 5 years. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

9

Research and Development

Research and development costs consist primarily of fees paid to consultants and outside service providers, patent fees and costs, license fees and costs, and other expenses relating to research and early clinical activities associated with dronabinol, and are recorded as expenses in the statement of operations in the period incurred.

Concentration of Risk

On October 10, 2007, the Company entered into a License Agreement with the University of Illinois that required the Company to pay the University of Illinois a license fee, royalties, patent costs, and certain milestone payments (see Note 2). The Company’s research and development efforts were focused around this License Agreement.

Total costs charged to operations pursuant to the License Agreement were $4,053, or approximately 17% of total research and development costs for the six months ended June 30, 2012, $-0- for the six months ended June 30, 2011, and $280,014, or approximately 27% of total research and development costs for the period from June 25, 2007 (inception) to June 30, 2012 (cumulative). Costs pursuant to the License Agreement are included in research and development expenses in the Company’s condensed statements of operations. This was the only contractual agreement that represented 10% or more of general and administrative or research and development costs for the six months ended June 30, 2012 or 2011.

Stock-Based Compensation

All share-based payments to employees, including grants of employee stock options, are recognized in the financial statements based on their fair values. There were no stock options granted during the six months ended June 30, 2012. For stock options granted during the six months ended June 30, 2011, the fair value of each option award was estimated using the Black-Scholes option-pricing model and the assumptions noted below, which management believes are appropriate under the circumstances. Expected stock volatility was estimated based on management’s estimate of the future volatility of the Company’s stock, taking into account various factors, including the stock of similarly-sized publicly-traded companies in the same industry.

Risk-free interest rate	3.3%
Dividend yield	0%
Expected stock volatility	200%
Expected life	10 years

Stock options and warrants issued to non-employees as compensation for services to be provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair value of the option or warrant, whichever can be more clearly determined. The Company recognizes this expense over the period in which the services are provided.

The Company issues new shares to satisfy stock option and warrant exercises. There were no options exercised during the six months ended June 30, 2012 and 2011.

Income Taxes

The Company accounts for income taxes under an asset and liability approach for financial accounting and reporting for income taxes. Accordingly, the Company recognizes deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities. As of December 31, 2011, the Company had a federal income tax net operating loss carryforward of approximately $1,985,000. The federal net operating loss carryforward will expire at various dates from 2027 through 2031. The Company also has a federal research and development tax credit carryforward totaling approximately $19,000. The federal research and development tax credit carryforward will expire at various dates from 2027 through 2031.

The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Likewise, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

10

The Company’s effective tax rate is different from the federal statutory rate of 35% due primarily to operating losses that receive no tax benefit as a result of a valuation allowance recorded for such losses.

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three-year period since the last ownership change. The Company may have had a change in control under these Sections. However, the Company does not anticipate performing a complete analysis of the limitation on the annual use of the net operating loss and tax credit carryforwards until the time that it projects it will be able to utilize these tax attributes.

The Company files income tax returns in the U.S. federal jurisdiction and is subject to income tax examinations by federal tax authorities for the year 2008 and thereafter. The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of June 30, 2012, the Company has no accrued interest or penalties related to uncertain tax positions.

The Company is currently delinquent with respect to its U.S. federal and states income tax filings for the year ended December 31, 2012.

Government Grant Under Qualifying Therapeutic Discovery Project

Under the Patient Protection and Affordable Care Act signed into law on March 23, 2010 (the “Act”), the Internal Revenue Service and the Department of Health and Human Services established the qualifying therapeutic discovery project to consider and award certifications for qualified investments by project sponsors. On July 19, 2010, the Company applied for a grant pursuant to the Act based upon qualified investments made in 2009. On October 29, 2010, the Company was notified that qualified investments totaling $488,958 had been certified and that a grant in the amount of $244,479 had been awarded to the Company. The proceeds of the grant were received by the Company on November 9, 2010. For financial statement purposes, the $244,479 of grant proceeds have been offset against research and development expense in the statement of operations for the year ended December 31, 2009.

Net Loss per Share

The Company’s computation of earnings per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible notes payable, convertible preferred stock, preferred stock warrants and common stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share is the same for all periods presented because all convertible notes payable, convertible preferred stock, preferred stock warrants and common stock options outstanding were anti-dilutive. The effect of preferred stock dividends on reported EPS was not considered as the dividends were not declared or accrued.

At June 30, 2012 and 2011, the Company excluded the outstanding securities summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

11

	2012	2011
Convertible notes payable	710,663	656,201
Convertible preferred stock	1,627,656	1,527,479
Preferred stock warrants	124,446	124,446
Common stock options	329,500	329,500
Total	2,792,265	2,637,626

Preferred Stock Dividends

The Series A Convertible Preferred Stock provides for an 8% cumulative annual cash dividend. The 8% cash dividend has not been declared or accrued through June 30, 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts may differ from those estimates.

Accrued Vacation

The Company has not recorded a vacation accrual for the six months ended June 30, 2012 and 2011 because the amounts cannot be reasonably estimated due to limited access to historical usage reports.

New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. This guidance was issued to achieve common fair value measurement and disclosure requirements between GAAP and International Financial Reporting Standards. This new guidance amends current fair value measurement and disclosure guidance to include increased transparency around valuation inputs and investment categorization. The Company adopted the ASU effective January 1, 2012. The adoption of this new guidance did not have any impact on the Company’s financial statement presentation or disclosures.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance requires companies to present the components of net income and other comprehensive income either as one continuous statement or as two consecutive statements. It eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The guidance does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income. In addition, in December 2011, the FASB issued an amendment which defers the requirement to present components of reclassifications of other comprehensive income on the face of the income statement. The Company adopted the ASU effective January 1, 2012. The adoption of this new guidance did not have any impact on the Company’s financial statement presentation or disclosures.

In September 2011, the FASB issued ASU No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. This guidance simplifies how entities test goodwill for impairment and permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. The Company adopted this guidance effective January 1, 2012. The adoption of this new guidance did not have any impact on the Company’s financial statement presentation or disclosures.

Management does not believe that any other issued, but not yet effective, authoritative guidance at June 30, 2012, if adopted herein, would have a material impact on the Company’s financial statement presentation or disclosures.

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4. Related Party Transactions

On June 25, 2007, the Company issued 700,000 shares of its common stock to its founders, consisting of David W. Carley, Miodrag Radulovacki, each of whom was associated with or employed by the University of Illinois, and Illinois Ventures, LLC (“Ventures”), an entity affiliated with the University of Illinois. On October 10, 2007, the Company entered into an Exclusive License Agreement with the University of Illinois, of which Mr. Carley is an employee, and in connection therewith issued to the University of Illinois a total of 100,000 shares of its common stock. The Company has been advised by the University of Illinois that both Mr. Carley and Mr. Radulovacki had a significant role in the creation of the intellectual property underlying the Exclusive License Agreement, which was entered into as part of the founding and formation of the Company.

On November 27, 2007 and August 19, 2008, the Company borrowed $150,000 and $25,000, respectively, from Ventures pursuant to convertible notes payable. On September 18, 2008, the Company borrowed $20,000, from Chicago-ITEC, an affiliate of Ventures with shared management, pursuant to a convertible note payable.

On September 30, 2008, the Company issued 1,252,198 shares of its Series A Convertible Preferred Stock to Origin Ventures II, L.P., Chicago-ITEC, Illinois Emerging Technologies Fund, L.P., another affiliate of Ventures with shared management, and Ventures.

On November 11, 2008, Illinois Emerging Technologies Fund, L.P. acquired 33,333 shares of the Company’s common stock from Ventures. On October 29, 2010, the Company borrowed $800,000 from, and issued warrants to purchase 124,446 shares of the Company’s Series A Convertible Preferred Stock, to Origin Ventures II, L.P., Illinois Emerging Technologies Fund, L.P. and Ventures.

In addition to the above transactions, the Company has periodically entered into various other agreements with the University of Illinois.

For financial statement purposes, Mr. Carley, Mr. Radulovacki, Illinois Emerging Technologies Fund, L.P., Chicago-ITEC, Ventures and the University of Illinois are considered to be related parties and/or affiliated parties. The directors of the Company at various times between 2007 and 2011 were David W. Carley, Kathryn B. Hyer, Kenneth M. Cohen, Peter W. Letendre and Bruce N. Barron. Ms. Hyer is a principal in Illinois Emerging Technologies Fund, L.P. Mr. Barron is the manager of Origin Ventures II, L.P., which is not associated with the University of Illinois.

5. Convertible Notes Payable

Effective November 27, 2007, the Company borrowed $150,000 from Illinois Ventures LLC. The note accrued interest at the rate of 8% per annum compounded monthly and had a maturity date of November 27, 2009. On August 19, 2008, the Company borrowed an additional $25,000 from, and executed a second convertible note payable to, Illinois Ventures, LLC. The note accrued interest at the rate of 10% per annum compounded monthly and had a maturity date of August 19, 2010. The second convertible note payable provided for the lending of an additional $25,000, which was not drawn upon. On September 30, 2008, the above two notes payable totaling $175,000, plus accrued interest in the amount of $9,969, were converted into 143,865 shares of Series A Convertible Preferred Stock.

On September 18, 2008, the Company borrowed $20,000 from and executed a convertible note payable to Chicago-ITEC. On September 30, 2008, the note payable was converted into 15,556 shares of Series A Convertible Preferred Stock.

On October 29, 2010, the Company entered into a Convertible Note Purchase Agreement (the “Agreement”) pursuant to which the Company issued $800,000 principal amount of unsecured convertible promissory notes payable, the proceeds of which were for corporate and working capital purposes. This financing was intended to be a bridge financing that would be converted into an anticipated Series B Preferred Stock offering of at least $5,000,000 to be completed within one year. The Series B Preferred Stock offering was never completed.

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In connection with the Agreement, the Company executed convertible notes payable to Origin Ventures II, L.P. (a party unrelated to the Company at that the time of the financing), Illinois Emerging Technologies Fund, L.P. and Illinois Ventures, LLC, in the amounts of $400,000, $300,000 and $100,000, respectively, for a total of $800,000. The notes accrued interest at the rate of 8% per annum compounded monthly, with interest due at maturity, and had a maturity date of October 29, 2011.

The unsecured promissory notes payable (including accrued interest) were automatically and mandatorily convertible by the note holders during the term of the notes into Series B Preferred Stock at the price paid by investors in a financing completed on or before the maturity date of the notes in an amount of at least $5,000,000 (excluding the conversion of the notes payable), and were optionally convertible by the note holders, upon the agreement of a majority of note holders, if an “event of default” under the notes had occurred at the time of the Series B Preferred Stock financing. The unsecured promissory notes payable (including accrued interest) were also optionally convertible by the note holders, upon the agreement of a majority of the note holders, into any equity security or instrument convertible into an equity security issued in a financing at the price paid by investors. In the event that the conditions providing for mandatory conversion of the unsecured promissory notes payable into Series B Preferred Stock were not satisfied during the term of the notes, then, upon the agreement of a majority of the note holders, the unsecured promissory notes payable (including accrued interest) were convertible into Series A Convertible Preferred Stock during the term of the notes at a price of $1.2857 per share.

The unsecured convertible notes payable went into technical default on October 29, 2011 due to non-payment and remained outstanding until they were satisfied in full in conjunction with the Company’s acquisition by Cortex on August 10, 2012 (see Note 8).

Pursuant to the Agreement, the Company issued warrants to Origin Ventures II, L.P., Illinois Emerging Technologies Fund, L.P. and Illinois Ventures, LLC, to purchase 62,223 shares, 46,667 shares and 15,556 shares, respectively, of its Series A Convertible Preferred Stock, for a total of 124,446 warrants, exercisable at $1.2857 per share. The warrants were for a term ending the sooner of: (i) October 29, 2020, (ii) a change in control of the Company, or (iii) a public offering, all as defined in the Agreement.

The Company applied the relative fair value method to allocate the proceeds from the borrowing to the convertible notes payable and the warrants. The Company considered the accounting guidance provided in ASC-470-20 in accounting for the convertible debt, including assessing the bifurcation of embedded derivatives and potential beneficial conversions features, as discussed below.

The unsecured promissory notes payable contained a “most favored nations” clause which, under certain circumstances, would allow the holder of the note to obtain better terms, in particular an increase in the interest rate if new promissory notes were subsequently issued with a higher interest rate. However, as the Company had no intention or ability to issue any additional promissory notes, it was determined that it was remote that an interest rate reset would be triggered, and thus any value that could be ascribed to that feature would be of very nominal value. As a result, management did not bifurcate the embedded conversion right as a derivative.

The conversion of the unsecured promissory notes payable into Series A Convertible Preferred Stock provided for a fixed conversion price of $1.2857 per share, and the Series A Convertible Preferred Stock was convertible into common stock at a fixed conversion price of $1.2857 per share. As the fair value for the underlying shares of common stock was $0.143 per share, reflecting an approximate 89% discount to the conversion price of $1.2857 per share, the Company determined that there was no intrinsic value to the conversion feature, and therefore a beneficial conversion feature did not exist. In addition, after allocating the proceeds to the warrants based on relative fair values, the Company determined that any beneficial conversion associated with the convertible note payable was nominal.

Financing costs incurred in connection with the transaction were capitalized as deferred offering costs and amortized over the expected life of the notes, which was one year.

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6. Stockholders’ Equity (Deficiency)

Preferred Stock

The Company has authorized a total of 1,446,643 shares of preferred stock, par value $0.001 per share, which, as of June 30, 2012 and December 31, 2011, had all been designated as Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is entitled to a cumulative cash dividend at a rate of 8% per annum and is convertible into 1.2857 shares of common stock. Undeclared and unpaid preferred stock dividends were $482,726 and $418,857 at June 30, 2012 and December 31, 2011, respectively, and are also convertible into shares of common stock, subject to adjustment under certain circumstances. The Series A Convertible Preferred Stock also contains various liquidation preferences.

Series A Convertible Preferred Stock outstanding as of June 30, 2012 and December 30, 2011 consisted of 1,252,198 shares issued in a private placement on September 30, 2008. The September 30, 2008 private placement included 1,092,777 shares sold for cash with proceeds to the Company of $1,405,000 and the conversion of $204,969 of previously issued convertible notes payable, including accrued unpaid interest of $9,969. Total costs incurred with respect to the private placement were $54,240. Management has determined that the Series A Convertible Preferred Stock was sold at fair value, based on a report prepared by an independent valuation firm.

Assuming conversion of the unsecured convertible notes payable and exercise of outstanding warrants into Series A Convertible Preferred Stock, such conversion and exercise would have resulted in an obligation to issue preferred shares in excess of the number of preferred shares authorized by the Company’s Amended and Restated Certificate of Incorporation. However, as the major shareholders of the Company were represented on the Board of Directors and had the ability at any time to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized preferred shares of the Company as required, the Company determined that such ability precluded the need to reflect such excess number of preferred shares as a derivative liability.

Common Stock

The Company has authorized a total of 2,796,643 shares of common stock, par value $0.001 per share. On June 25, 2007, the Company sold 700,000 shares of its common stock to its founders for $700. These shares were subject to restrictions on transfer.

As part of the formation and founding of the Company, on October 10, 2007, the Company issued 100,000 shares of its common stock in connection with the execution of an Exclusive License Agreement with the University of Illinois.

On July 22, 2008, the Company entered into an at-will advisory agreement with Kenneth M. Cohen, pursuant to which Mr. Cohen agreed to serve as the Company’s Chairman of the Board and to provide the Company with various financial, intellectual property, regulatory, and clinical services. Pursuant to this agreement, the Company agreed to sell Mr. Cohen 50,000 shares of the Company’s common stock for $50 ($0.001 per share). The fair value of this transaction was determined by management to be in excess of the purchase price by $49,500 ($0.99 per share), reflecting the difference between the $0.001 purchase price and the $1.00 price per share attributed to the value of the common stock on the transaction date, and was charged to operations as stock-based compensation ratably over its vesting period of July 18, 2008 to July 18, 2009.

Assuming conversion of the outstanding shares of Series A Convertible Preferred Stock and exercise of outstanding stock options into common stock, such conversion and exercise would have resulted in an obligation to issue common shares in excess of the number of common shares authorized by the Company’s Amended and Restated Certificate of Incorporation. However, as the major shareholders of the Company were represented on the Board of Directors and had the ability at any time to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized common shares of the Company as required, the Company determined that such ability precluded the need to reflect such excess number of common shares as a derivative liability.

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Common Stock Options

On June 25, 2007, the Board of Directors of the Company adopted the 2007 Stock Ownership Incentive Compensation Plan, as amended, (the “Plan”), which provides for the granting of common stock options to employees, directors and consultants, for up to 500,000 shares of the Company’s common stock, under terms and conditions, as determined by the Company’s Board of Directors.

On July 23, 2010, the Company granted to four directors stock options to purchase an aggregate of 100,000 shares of common stock under the Plan, exercisable for a period of ten years from grant date at $0.143 per share (the fair market value of the Company’s common stock on that date), with 25% vesting on the first anniversary date of the grant and 1/48th of the total number of shares subject to the award vesting on the first day of each calendar month thereafter until all shares are vested, subject to the optionee’s continued service. On June 11, 2011, the Board of Directors amended the vesting schedule for these options so as to commence on the optionee’s respective first date of service to the Company, resulting in a one-time charge to operations of $7,822 on that date. The fair value of these options, as calculated pursuant to the Black-Scholes option-pricing model, was determined to be $14,300 ($0.143 per share), and was charged to operations ratably over the respective vesting periods commencing with each optionee’s respective first date of service. The portion of the option grants that had not yet vested as of August 10, 2012 were accelerated pursuant to the terms of the Company’s acquisition by Cortex on that date (see Note 8).

On August 16, 2010, in conjunction with his appointment as the President and Chief Executive Officer of the Company, the Company granted to Peter Letendre stock options to purchase an aggregate of 188,000 shares of common stock under the Plan, exercisable for a period of ten years from grant date at $0.143 per share (the fair market value of the Company’s common stock on that date), with 25% vesting on the first anniversary date of the grant and 1/48th of the total number of shares subject to the award vesting on the first day of each calendar month thereafter until all shares are vested, subject to the optionee’s continued service. The fair value of these options, as calculated pursuant to the Black-Scholes option-pricing model, was determined to be $26,884 ($0.143 per share), and was charged to operations ratably over the vesting period. The portion of the option grant that had not yet vested as of August 10, 2012 was accelerated pursuant to the terms of the Company’s acquisition by Cortex on that date (see Note 8).

On October 22, 2010, the Company granted to two consultants stock options to purchase an aggregate of 17,500 shares of common stock under the Plan, exercisable for a period of ten years from grant date at $0.143 per share, (the fair market value of the Company’s common stock on that date), with 25% vesting on the first anniversary date of the grant and 1/48th of the total number of shares subject to the award vesting on the first day of each calendar month thereafter until all shares are vested, subject to the optionee’s continued service. The fair value of these options, as calculated pursuant to the Black-Scholes option-pricing model, was determined to be $2,503 ($0.143 per share), and was charged to operations ratably over the vesting period. The portion of the option grants that had not yet vested as of August 10, 2012 were accelerated pursuant to the terms of the Company’s acquisition by Cortex on that date (see Note 8).

On February 24, 2011, the Company granted to a consultant stock options to purchase an aggregate of 24,000 shares of common stock under the Plan, exercisable for a period of ten years from grant date at $0.143 per share, (the fair market value of the Company’s common stock on that date), with 25% vesting on the first anniversary date of the grant and 1/48th of the total number of shares subject to the award vesting on the first day of each calendar month thereafter until all shares are vested, subject to the optionee’s continued service. The fair value of these options, as calculated pursuant to the Black-Scholes option-pricing model, was determined to be $3,432 ($0.143 per share), and was charged to operations ratably over the vesting period. The portion of the option grant that had not yet vested as of August 10, 2012 was accelerated pursuant to the terms of the Company’s acquisition by Cortex on that date (see Note 8).

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A summary of stock option activity is presented below.

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Options outstanding at December 31, 2010	305,500	$0.143
Granted	24,000	0.143
Expired	—	—
Forfeited	—	—
Options outstanding at December 31, 2011	329,500	0.143
Granted	—	—
Exercised	—	—
Expired	—	—
Options outstanding at June 30, 2012	329,500	$0.143	8.16

Options exercisable at December 31, 2011	158,748	$0.143
Options exercisable at June 30, 2012	192,966	$0.143	8.13

Total deferred compensation expense for the outstanding value of unvested stock options was approximately $20,000 at June 30, 2012, which is expected to be recognized as a charge to operations over a weighted-average period of approximately twenty-six months.

Based on a fair market value of $0.143 per share on June 30, 2012, there were no exercisable but unexercised in-the-money stock options on that date. Accordingly, there was no intrinsic value attributed to exercisable but unexercised stock options at June 30, 2012.

As of June 30, 2012, there were 170,500 common shares available for future stock option grants pursuant to the Plan.

7. Commitments and Contingencies

Exclusive License Agreement

On October 10, 2007, the Company entered into a License Agreement with the University of Illinois covering certain patents and patent applications in the United States and other countries claiming the use of certain compounds referred to as cannabinoids for the treatment of breathing-related sleep disorders (including sleep apnea), of which dronabinol is a specific example of one type of compound falling within this class. The License Agreement granted the Company, among other provisions, exclusive rights: (i) to practice certain patents and patent applications, as defined in the License Agreement, that were then held by the University of Illinois; (ii) to identify, develop, make, have made, import, export, lease, sell, have sold or offer for sale any related licensed products; and (iii) to grant sub-licenses of the rights granted in the License Agreement, subject to the provisions of the License Agreement. In exchange, the Company was required under the License Agreement to pay the University of Illinois a license fee, royalties, patent costs and certain milestone payments.

Total costs charged to operations pursuant to the License Agreement were $4,053 and $-0- for the six months ended June 30, 2012 and 2011, respectively, and $281,014 for the period from June 25, 2007 (inception) to June 30, 2012 (cumulative), and are included in research and development expenses in the Company’s condensed statements of operations.

The License Agreement was terminated effective March 21, 2013 due to the Company’s failure to make a required payment (see Note 8).

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Master Agreement

On January 24, 2008, the Company entered into a Master Agreement, as amended (the “Master Agreement”), with the University of Illinois. The Master Agreement provided for additional collaboration on projects to promote the increase of useful and commercially viable information related to the technology underlying the License Agreement described above, through research and other activities as agreed upon in accordance with the terms described in the Master Agreement. The Master Agreement was originally scheduled to expire on December 31, 2011. On August 8, 2012, the Master Agreement was retroactively extended to the later of December 31, 2015, or the termination of the License Agreement, which occurred on March 21, 2013.

Clinical Phase I Study Agreement

On October 9, 2008, the Company entered into a Clinical Phase I Study Agreement (the “Study Agreement”) with the University of Illinois. The Study Agreement provided for the University of Illinois to conduct a clinical research trial study of one of the Company’s products. The Study Agreement was scheduled to terminate one year after the completion of the study and was estimated to take twelve months to complete, at a total cost of $314,005 payable in three equal installments as certain milestones were reached. The total amount charged to operations pursuant to the Clinical Phase I Study Agreement was $314,005 during the period from June 25, 2007 (inception) to June 30, 2012 (cumulative), and was included in research and development costs in the Company’s condensed statements of operations. No amounts were charged to operations pursuant to the Study Agreement in the six months ended June 30, 2012 and 2011.

Employment and Consulting Agreements

On July 22, 2008, the Company entered into an at-will advisory agreement, terminable at any time by either party, with Kenneth M. Cohen, pursuant to which Mr. Cohen agreed to serve as the Company’s Chairman of the Board and to provide the Company with various financial, intellectual property, regulatory, and clinical services. Pursuant to this agreement, the Company agreed to pay Mr. Cohen a $2,500 signing bonus and compensation of $50,000 per year (see Note 6).

On February 24, 2011, the Company’s Board of Directors approved a consulting agreement with David W. Carley for scientific and technical advice. The term of the agreement was for one year at an initial annual amount of $12,000, payable in equal quarterly installments of $3,000, subject to revision in the event of a future equity financing.

On August 16, 2010, the Company entered into an at-will employment agreement, terminable at any time by either party, with Peter W. Letendre to serve as the Company’s President and Chief Executive Officer for an annual base salary of $260,000. The employment agreement also provided for a bonus in the event of a future equity financing and various other benefits (see Note 6).

On October 4, 2010, the Company entered into a services agreement with Synchrony Healthcare Communications, Inc. for services related to clinical and commercial development. The term of the agreement was for two years for tasks to be determined at mutually agreeable rates. The Company did not incur any charges with respect to this agreement during the six months ended June 30, 2012 or 2011.

During the six months ended June 30, 2012 and 2011, the Company incurred consulting fees to RT Research Consulting, LLC of $-0- and $1,800, respectively, for a dronabinol market research study, which was recognized as a charge to research and development expenses in the Company’s condensed statement of operations.

Lease Commitment

Effective September 1, 2010, the Company entered into a commercial lease agreement for office space in Louisville, Colorado for a term of 12 months through August 30, 2011 at a rate of $1,627 per month. The lease was subsequently extended through November 30, 2011, and thereafter on a month-to-month basis through March 31, 2012. For the six months ended June 30, 2012 and 2011, related rent expense included in general and administrative expenses was $4,881 and $9,761, respectively.

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8. Subsequent Events

Acquisition of Company by Cortex Pharmaceuticals, Inc.

On August 10, 2012, Cortex acquired the Company through a merger of the Company with a newly formed wholly-owned subsidiary of Cortex in exchange for the issuance of 58,417,895 newly issued shares of Cortex common stock valued at $3,271,402 ($0.056 per share), based upon the closing price of Cortex common stock on August 10, 2012. The Cortex common stock was issued to former Company shareholders, convertible note holders, warrant holders, option holders, and certain employees and vendors in satisfaction of their interests and claims, including 2,971,792 shares to Aurora Capital LLC and/or their assignee, in payment of their fee of $316,611 for their advisory role in the merger and acquisition. The common stock issued by Cortex represented approximately 41% of Cortex’s outstanding common stock immediately following the closing of the transaction.

Pursuant to the terms of the transaction, Cortex agreed to issue approximately 18,300,000 additional shares of its common stock to the Company’s former shareholders as contingent consideration in the event that certain of Cortex’s stock options and warrants outstanding as of the date of the transaction were subsequently exercised prior to their expiration. Nearly all of Cortex’s stock options and warrants outstanding as of the date of the transaction were out-of-the-money at such date. In the event that such contingent shares were issued, the ownership percentage of the Company’s former shareholders, following their receipt of such additional shares, could not exceed their ownership percentage as of the initial transaction date. None of these contingent shares have been issued to date.

Termination of Exclusive Licensing Agreement

On March 22, 2013, the Company received a letter from the University of Illinois indicating that the License Agreement had been terminated effective March 21, 2013 due to the Company’s failure to make a required payment. The University of Illinois had previously notified the Company on February 19, 2013 of a default by the Company under the License Agreement due to non-payment of a $75,000 milestone fee due December 31, 2012. The Company failed to cure the default within the 30 day cure period provided for in the License Agreement.

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